UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 6, 2017 (January 30, 2017)

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Marshall Islands	000-54907	46-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MH96960 Ajeltake Road
Majuro, Marshall Islands
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(302) 709-1822

113 Barksdale, Newark, DE 19711
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On January 31, 2017, Accurexa Inc. (the “Company”) entered into a sublicense agreement (the “Agreement”) with CNMRGS Inc. (“CNM”), regarding the sublicensing of the UCSF License. The Company entered into the UCSF License with the Regents of the University of California acting through its Office of Innovation, Technology, and Alliances, University of California San Francisco (“UCSF”) in regards to the exclusive licensing of a medical stereotactic device for the delivery of therapeutics to the human brain, characterized as “Microinjection Brain Catheter”, a.k.a. BranchPoint device ("Invention") on September 16, 2014.  The invention was claimed in U.S. Patent Application No. PCT/US2013/052301, Microinjection Catheter; UC Case No. SF2012-063 (“Patent Rights”).

The Sublicense Agreement is described by reference and attached as Exhibit 10.21 hereto.

Item 8.01.

Other

On January 30, 2017, Accurexa Inc. completed a reincorporation in the Republic of the Marshall Islands in order to benefit from a favorable international regulatory environment for the development of stem cell therapies. The reincorporation effects a change in the legal domicile of the Company and will not result in any change in the Company’s business, management, fiscal year, or financial statements. The Reincorporation was approved by the holders of a majority of the outstanding shares of common stock of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

10.21

  BranchPoint Sublicense Agreement with CNMRGS Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: February 6, 2017	By: /s/ Bryan Lee
Name: Bryan Lee
Title: President & CEO